UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33-0499007 (I.R.S. Employer Identification Number) 33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

SIGNATURES
Exhibit Index
Ex-99.1 March 18, 2004 Press Release

Item 7. Financial Statements and Exhibits

     (c) Exhibit      99.1 – Press Release

Item 9. Regulation FD Disclosure

     As further described in a press release issued on March 18, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced that it has received a response from the Office of the Chief Accountant of the Securities and Exchange Commission (SEC) in connection with a key element of the company’s historical revenue recognition methodology. Specifically, the Staff of the Office of the Chief Accountant stated that it does not object to the company’s historical revenue recognition methodology for certain company transactions with consumer packaged goods manufacturers governed by operating contracts with “exclusivity” provisions. As a result, no adjustments to the financial statements related to the timing of revenue recognition specifically related to exclusivity in the Catalina Manufacturer Services division will be required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 19, 2004	CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release